Exhibit T3A.7

ARTICLES OF INCORPORATION

OF

LEAST COST ROUTING, INC.

The undersigned, acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation for such corporation.

1. The name of the corporation is Least Cost Routing, Inc.

2. The period of its duration is perpetual.

3. The purpose of the corporation is to engage in long distance service telephone sales and in any other businesses or activities which are permitted under the laws of the United States and the State of Florida.

4. The corporation shall have authority to issue 10,000 shares of one dollar par value common stock.

5. The address of the corporation’s initial registered office is 1100 Cleveland Street, Clearwater, FL 34615.

The name of the registered agent at such address is Charles Perry.

6. The principal office of the corporation is located at 1100 Cleveland Street, Suite #900, Clearwater, FL 34615.

7. The number of directors constituting the initial Board of Directors is one, whose name and address is: Herb Zerden, P.O. Box 14954, Clearwater, FL 34629.

8. The name and address of the incorporator is Charles Perry, 1100 Cleveland Street, #900, Clearwater, Florida 34615.

9. The Board of Directors shall have authority to adopt an embossed seal and printed stock certificates for the use of the corporation.

10. The corporation shall indemnify each director to the fullest extent permitted by law.

11. Corporate existence shall begin on September 13, 1994.

/s/ Charles Perry
Charles Perry, Incorporator

STATE OF FLORIDA	)
	)	S.S.
COUNTY OF PINELLAS	)

Before me, the undersigned authority, personally appeared Charles Perry, well known to me to be the person described in and who subscribed the forgoing Articles of Incorporation and did free and voluntarily acknowledge before me, according to law, that he made and subscribed the same for the uses and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Clearwater, in the county and state aforesaid on Sept. 14, 1994.

/s/ Karly Borest
N O T A R Y P U B L I C

My commission expires: 22 Dec. 1995

Personally Known     x     OR Produced Identification

Type of Identification Produced

2